UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 18, 2020

NeuroOne Medical Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-54716	27-0863354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7599 Anagram Dr., Eden Prairie, MN 55344

(Address of principal executive offices and zip code)

952-426-1383

(Registrant's telephone number including area code)

N/A

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On February 17, 2020 (the “Effective Date”), in consideration for consulting services, NeuroOne Medical Technologies Corporation (the “Company”) agreed to issue to a consultant 90,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) on the following schedule: 22,500 shares of Common Stock in connection with the execution of the consulting agreement, and 13,500 shares for services during each of the second, third, fourth, fifth, and six months following the Effective Date.

The issuances under the consulting agreement will be completed in reliance on exemptions from registration under Section 4(a)(2) of the Securities Act. These transactions qualify for exemption from registration because (i) the Company did not engage in any general solicitation or advertising to market the securities; (ii) the consultant was provided the opportunity to ask questions and receive answers from the Company regarding the Company; (iii) the securities will be issued to persons with knowledge and experience in financial and business matters capable of evaluating the merits and risks of an investment in the Company; and (iv) the consultant will receive “restricted securities”.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2020, the Board of Directors (the “Board”) of the Company voted to increase the size of the Board to four members and voted to appoint Edward Andrle to the Board to fill the vacancy created by the increase in Board size, effective February 18, 2020. Mr. Andrle will also serve on the Audit Committee of the Board.

Mr. Andrle mostly recently served as the General Manager of Neuromodulation of LivaNova PLC, a publicly-traded medical device company, from January 2018 to January 2020, and as Senior Vice President of Strategy & Business Development of LivaNova from September 2015 to January 2018. Prior to these roles, Mr. Andrle served as Vice President of Business Development and Strategy of Sorin S.p.A from 2010 to September 2015, when Sorin S.p.A. was merged with Cyberonics, Inc. to become LivaNova PLC. Prior to joining Sorin, he held executive positions with Boston Scientific, Inc. and Baxter International, Inc., leading large product portfolios in both neuromodulation and cardiac devices. Mr. Andrle received his MBA from Stanford Graduate School of Business and his B.S. in Chemical Engineering from the University of Notre Dame.

In connection with his appointment to the Board, Mr. Andrle will be compensated in accordance with the Company’s non-employee director compensation policy (the “Director Compensation Policy”); provided, however, that on February 19, 2020, in lieu of the Pro-Rated Annual Equity Award (as defined in the Director Compensation Policy), he was award 7,064 restricted stock units, which vest in 12 equal monthly installments subject to his continuing service.

A copy of the Company’s news release dated February 24, 2020 announcing Mr. Andrle’s appointment to the Board is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 24, 2020 Announcing the Appointment of Edward Andrle as a Director

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROONE MEDICAL TECHNOLOGIES CORPORATION
Dated: February 24, 2020
	By:	/s/ David Rosa
David Rosa
Chief Executive Officer

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